UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2018

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor

New York, NY 10022

(Address, including zip code, of Principal Executive Offices)

(917) 475-9646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on May 30, 2017, each of Township Nine Owner, LLC (“T9 JV”), Capitol Station Holdings, LLC (“Capitol Station Holdings”), Capitol Station Member, LLC (“Capitol Station Member”) and Capitol Station 65, LLC (“Capitol Station 65”), indirect subsidiaries of First Capital Real Estate Trust Incorporated (the “Company”), filed a voluntary petition (the “Chapter 11 Bankruptcy Proceeding”) for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of California (the “Bankruptcy Court”) (Case No. 17-23627). Capitol Station 65 owns 23 parcels of land located in Sacramento, California (collectively, the “T9 Properties”). T9 JV, Capitol Station Holdings, Capitol Station Member and Capitol Station 65 continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Also as previously reported, on August 31, 2017, the Bankruptcy Court entered an order granting interim approval (the “Interim Order”) of a Secured Super-Priority Post-Petition Credit Agreement (the “DIP Credit Agreement”) between Capitol Station 65, as debtor, and SIM T9 Investors, LLC, assignee of Serene Investment Management, LLC as lender.

On January 8, 2018, the Bankruptcy Court entered an order granting final approval (the “Final Order”) of the DIP Credit Agreement and authorized the Debtors to borrow up to an aggregate of $10.0 million pursuant to the DIP Credit Agreement. In entering the Final Order, the Bankruptcy Court valued the T9 Properties at approximately $75.6 million, (including the value of fee credits associated with the properties).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: January 10, 2018	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary